                                  POWER OF ATTORNEY
                                  -----------------

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Nasser, Herbert F. Eggerding, Jr., John F. McCartney and Charles R. Miller, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the 1993 Form 10-K, Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signature                                     Title                       Date
     ---------                                     -----                       ----

 s/ Paul F. Cornelson                           Director             January   26  ,  1994
- ----------------------------------                                           ------
Paul F. Cornelsen


 s/ Andrew B. Craig, III                        Director             January   26  ,  1994
- ----------------------------------                                           ------
Andrew B. Craig, III


 s/ Louis Fernandez                             Director             January   26  ,  1994
- ----------------------------------                                           ------
Louis Fernandez


 s/ Michael V. Janes                            Director             January   26  ,  1994
- ----------------------------------                                           ------
Michael V. Janes


 s/ William E. Maritz                           Director             January   26  ,  1994
- ----------------------------------                                           ------
William E. Maritz


 s/ James E. McCormick                          Director             January   26  ,  1994
- ----------------------------------                                           ------
James E. McCormick


 s/ William E. Nasser                           Director             January   26  ,  1994
- ----------------------------------                                           ------
William E. Nasser


 s/ Thomas P.  Reidy                            Director             January   26  ,  1994
- ----------------------------------                                           ------
Thomas P. Reidy


STATE OF MISSOURI          )
                           )      SS.
COUNTY OF ST. LOUIS        )


       On this 26th day of January 1994, before me personally appeared Paul
F. Cornelsen, Andrew B. Craig, III, Louis Fernandez, Michael V. Janes, William E. Maritz, James E. McCormick, William E. Nasser and Thomas P. Reidy, to me known to be the persons described in and who executed the foregoing Power of Attorney, and acknowledged that they executed the same as their free act and deed.




                                                 /s/ Edith I. Rudder
                                                -------------------------------
                                                Edith I. Rudder
                                                Notary Public